Exhibit 3.02

AMENDED AND RESTATED BY-LAWS

OF

NATURALNANO, INC.

Article I	- OFFICES

Article II	- MEETINGS OF SHAREHOLDERS

Article III	- DIRECTORS

Article IV	- OFFICERS

Article V	- EXECUTION OF INSTRUMENTS, BORROWING OF
MONEY AND DEPOSIT OF CORPORATE FUNDS

Article VI	- CAPITAL SHARES

Article VII	- EXECUTIVE COMMITTEE AND OTHER

COMMITTEES

Article VIII	- INDEMNIFICATION, INSURANCE, AND OFFICER

AND DIRECTOR CONTRACTS

Article IX	- FISCAL YEAR

Article X	- DIVIDENDS

Article XI	- AMENDMENTS

ARTICLE I

OFFICES

Section 1.01 Location of Offices. The corporation may maintain such offices within or without the State of New York as the Board of Directors may from time to time designate or require.

Section 1.02 Principal Office. The address of the principal office of the corporation will be at the address of the registered office of the corporation as so designated in the office of the Secretary of State of the state of incorporation, or at such other address as the Board of Directors will from time to time determine.

ARTICLE II

MEETING OF SHAREHOLDERS

Section 2.01 Annual Meeting. The annual meeting of the shareholders will be held the second Wednesday of April of each year, or at such other time designated by the Board of Directors and as is provided for in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors will not be held on the day designated for the annual meeting of the shareholders, or any adjournment thereof, the Board of Directors will cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2.02 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or by the Board of Directors, or in their absence or disability, by any Vice President; and will be called by the President, or in his or her absence or disability, by a Vice President or by the Secretary upon the written request of the holders of not less than 15% of all the shares entitles to vote at the meeting, such written request to state the purpose or purposes of the meeting and to be delivered to the President, each Vice President, or Secretary. In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same.

Section 2.03 Place of Meetings. The Board of Directors may designate any place, either within or without the state of incorporation, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the state of incorporation, as the place for the holding of such meeting. If no designation is made, or if the special meeting be otherwise called, the place of meeting will be at the principal office of the corporation.

Section 2.04 Notice of Meetings. The Secretary or Assistant Secretary, if any, will cause notice of the time, place, and purpose or purposes of all meetings of the shareholders (whether annual or special), to be mailed at least 10 days, but not more than 60 days, prior to the meeting, to each shareholder of record entitled to vote.

Section 2.05 Waiver of Notice. Any shareholder may waive notice of any meeting of shareholders (however called or noticed, whether or not called or noticed and whether before, during, or after the meeting), by signing a written waiver of notice or a consent to the holding of such meeting, or an approval of the minutes thereof. Attendance at a meeting, in person or by proxy, will constitute waiver of all defects of call or notice regardless of whether waiver, consent, or approval is signed or any objections are made. All such waivers, consents, or approvals will be made a part of the minutes of the meeting.

Section 2.06 Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any annual meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the share transfer books will be closed, for the purpose of determining shareholders entitled to notice of or to vote at such meeting, but not for a period exceeding 60 days. If the share transfer books are closed for the purpose of determining shareholders entitled to notice of or to vote at such meeting, such books will be closed for at least 10 days immediately preceding such meeting.

In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in case of a meeting of shareholders, not less than 10 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, will be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section will not affect the validity of any action taken at a meeting of shareholders.

Section 2.07 Voting Lists. The officer or agent of the corporation having charge of the share transfer books for shares of the corporation will make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by each, which list, for a period of 10 days prior to such meeting, will be kept on file at the registered office of the corporation and will be subject to inspection by any shareholder during the whole time of the meeting. The original share transfer book will be prima facie evidence as to the shareholders who are entitled to examine such list or transfer books, or to vote at any meeting of shareholders.

Section 2.08 Quorum. A majority of the total voting power of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, will constitute a quorum at a meeting of the shareholders. If a quorum is present, the affirmative vote of the majority of the voting power represented by shares at the meeting and entitled to vote on the subject will constitute action by the shareholders, unless the vote of a greater number or voting by classes is required by the laws of the state of incorporation of the corporation or the Articles of Incorporation. If less than a majority of the outstanding voting power is represented at a meeting, a majority of the voting power represented by shares so present may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 2.09 Voting of Shares. Each outstanding share of the corporation entitled to vote will be entitled to one vote on each matter submitted to vote at a meeting of share holders, except to the extent that the voting rights of the shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by the Articles of Incorporation.

Section 2.10 Proxies. At each meeting of the shareholders, each shareholder entitled to vote will be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy will exist only in case the instrument authorizing such proxy to act will have been executed in writing by the registered holder or holders of such shares, as the case may be, as shown on the share transfer of the corporation or by his or her or her attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act will be delivered at the beginning of such meeting to the Secretary of the corporation or to such other officer or person who may, in the absence of the Secretary, be acting as Secretary of the meeting. In the event that any such instrument will designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one will (unless the instrument will otherwise provide) have all of the powers conferred by the instrument on all persons so designated. Persons holding stock in a fiduciary capacity will be entitled to vote the shares so held and the persons whose shares are pledged will be entitled to vote, unless in the transfer by the pledge or on the books of the corporation he or she will have expressly empowered the pledge to vote thereon, in which case the pledge, or his or her proxy, may represent such shares and vote thereon.

Section 2.11 Written Consent to Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, will be signed by shareholders holding at least a majority of the shares entitled to vote with respect to the subject matter thereof, except that if a different proportion of voting power is required for such an action at a meeting, then the proportion of written consents is required.

ARTICLE III

DIRECTORS

Section 3.01 General Powers. The property, affairs, and business of the corporation will be managed by its Board of Directors. The Board of Directors may exercise all the powers of the corporation whether derived from law or the Articles of Incorporation, except such powers as are by statute, by the Articles of Incorporation or by these By-Laws, vested solely in the shareholders of the corporation.

Section 3.02 Number, Term, and Qualifications. (a) The Board of Directors will consist of three to seven persons. Increases or decreases to said number may be made, within the numbers authorized by the Articles of Incorporation, as the Board of Directors will from time to time determine by amendment to these By-Laws. An increase or a decrease in the number of the members of the Board of Directors may also be had upon amendment to these By-Laws by a majority vote of all of the shareholders, and the number of directors to be so increased or decreased will be fixed upon a majority vote of all of the shareholders of the corporation. Each director will hold office until the next annual meeting of shareholders of the corporation and until his or her successor will have been elected and will have qualified. Directors need not be residents of the state of incorporation or shareholders of the corporation.

(b) Notwithstanding any other provisions of this Article III or these By-Laws to the contrary, as long as there shall remain outstanding any Series C Preferred Stock of the corporation, (i) there shall not be more than seven directors of the corporation without the prior written consent of the holder of a majority in interest of the Series C Preferred Stock, (ii) one of the directors shall be elected and appointed by the holders of a majority of the Series C Preferred Stock, voting separately as a class, (the “Series C Director”) who (x) shall be entitled to six (6) votes in connection with any matter subject to a vote or other approval of the Board of Directors of the corporation (with each remaining director entitled to one vote each), and (y) may be removed only by action of the holders of more than two-thirds of the shares of the Series C Preferred Stock, voting separately as a class; provided, however, that, (A) any vacancy created by the death, resignation or other removal of the Series C Director shall be filled only as directed by the vote of a majority of the shares of the Series C Preferred Stock outstanding, voting separately as a class, and (B) the holders of the Series C Preferred Stock need not exercise their rights to appoint a Series C Director and, in the absence of such election, no vacancy with respect to the Series C Director shall be deemed to exist.  Any reference herein to an act, vote, consent, approval or similar action by the Board of Directors shall be deemed to refer to the act, vote, consent or approval of a majority of the voting power of the directors then in office.

Section 3.03 Classification of Directors. In lieu of electing the entire the entire number of directors annually, the Board of Directors may provide that the directors be divided into either two or three classes, each class to be as nearly equal in number as possible, the term of office of the directors of the first class to expire at the first annual meeting of shareholders after their election, that of the second class to expire at the second annual meeting after their election, and that of the third class, if any to expire at the third annual meeting after their election. At each annual meeting after such classification, the number of directors equal to the number of the class whose term expires at the time of such meeting will be elected to hold office until the second succeeding annual meeting, if there be two classes, or until the third succeeding annual meeting, if there be three classes.

Section 3.04 Regular Meetings. A regular meeting of the Board of Directors will be held without other notice than this By-Law immediately following, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the state of incorporation, for the holding of additional regular meetings without other notice than such resolution.

Section 3.05 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Vice President, or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the state of incorporation, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.06 Meetings by Telephone Conference Call. Members of the Board of Directors may participate in a meeting of the Board of Directors or a committee of the Board of Directors by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can bear each other, and participation in a meeting pursuant to this Section will constitute presence in person at such meeting.

Section 3.07 Notice. Notice of any special meeting will be given at least 3 business days prior thereto by written notice delivered personally or sent by U.S. mail to each director at his or her regular business address or residence, or sent by telegram or electronic mail. A mailed notice will be deemed to be delivered when received by the addressee. If notice be given by telegram or electronic mail, such notice will be deemed to be delivered when the telegram is delivered to the telegraph company or when the electronic mail is properly transmitted. Any director may waive notice of any meeting. Attendance of a director at a meeting will constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.08 Quorum. If there is a Series C Director, then, a majority of the number of directors will constitute a quorum for the transaction of business at any meeting of the Board of Directors, if the majority includes the Series C Director. If less than a majority is present at the meeting or if the Series C Director is not present at the meeting, then there shall not be a quorum for the transaction of business. However, a majority of the voting power of the directors present may adjourn the meeting from time to time without further notice.

Section 3.09 Manner of Acting. The act of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board of Directors, and the individual directors will have no power as such.

Section 3.10 Vacancies and Newly Created Directorship. Subject to the provisions of paragraph 3.02(b) above, if any vacancies will occur in the Board of Directors by reason of death, resignation or otherwise, or if the number of directors will be increased, the directors then in office will continue to act and such vacancies or newly created directorships will be filled by a vote of the directors then in office, though less than a quorum, in any way approved by the meeting. Subject to the provisions of paragraph 3.02(b) above, any directorship to be filled by reason of removal of one or more directors by the shareholders may be filled by election by the shareholders at the meeting at which the director or directors are removed.

Section 3.11 Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment will preclude any director from serving the corporation in any other capacity and receiving compensation thereof.

Section 3.12 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporation matter is taken will be presumed to have assented to the action taken unless his or her or her dissent will be entered in the minutes of the meeting, unless her or she will file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or will forward such dissent by registered or certified mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent will not apply to a director who voted in favor of such action.

Section 3.13 Resignations. A director may resign at any time by delivering a written resignation to either the President, a Vice President, the Secretary, or Assistant Secretary, if any. The resignation will become effective on its acceptance by the Board of Directors; provided, that if the board has not acted thereon within 10 days from the date presented, the resignation will be deemed accepted.

Section 3.14 Written Consent to Action by Directors. Any action required to be taken at a meeting of the directors of the corporation or any other action which may be taken at a meeting of the directors of a committee, may be taken without a meeting, if a consent in writing, setting forth the action so taken, will be signed by all of the directors, or all of the members of the committee, as the case may be. Such consent will have the same legal effect as a unanimous vote of all the directors or members of the committee.

Section 3.15 Removal. Subject to the provisions of paragraph 3.02(b) above, any director may be removed for cause by action of the Board of Directors. At a meeting of shareholders expressly called for that purpose, one or more directors may be removed by a vote of a majority of the shares of outstanding stock of the corporation entitled to vote at an election of directors.

ARTICLE IV

OFFICERS

Section 4.01 Number. All officers must be natural persons and the officers of the corporation will be a President one or more Vice Presidents, as will be determined by resolution of the Board of Directors, a Secretary, a Treasurer, and such other officers as may be appointed by the Board of Directors. The Board of Directors may elect, but will not be required to elect, a Chairman of the Board and the Board of Directors may appoint a Chief Executive Officer.

Section 4.02 Election, Term of Office, and Qualifications. The officers will be chosen by the Board of Directors annually at its annual meeting. In the event of failure to choose officers at an annual meeting of the Board of Directors, officers may be chosen at any regular or special annual meeting of the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors to fill a vacancy or otherwise) will hold his or her office until the next ensuing annual meeting of the Board of Directors and until his or her successor will have been chosen and qualified, or until his or her death, or until his or her resignation or removal in the manner provided in these By-Laws. Any one person may hold any two or more of such offices. The Chairman of the Board, if any, will remain a director of the corporation during the term of his or her office. No other officer need be a director.

Section 4.03 Subordinate Officers, Etc. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of which will have such title, old office for such period, have such authority, and perform such duties as the Board of Directors from time to time may determine. The Board of Directors from time to time may delegate to any officer or agent the power to appoint any such subordinate officer or agents and to prescribe their respective titles, terms of office, authorities, and duties. Subordinate officers need not be shareholders or directors.

Section 4.04 Resignations. Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, or the Secretary. Unless otherwise specified therein, such resignation will take effect on delivery.

Section 4.05 Removal. Any officer may be removed from office at any special meeting of the Board of Directors called for that purpose or at a regular meeting, by vote of a majority of the directors, with or without cause. Any officer or agent appointed in accordance with the provisions of Section 4.03 hereof may also be removed, either with or without cause, by any officer on whom, such power of removal will have been conferred by the Board of Directors.

Section 4.06 Vacancies and Newly Created Offices. If any vacancy will occur in any office by reason of death, resignation, removal, disqualification, or any other cause, or if a new office will be created, then such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting.

Section 4.07 Chairman of the Board. The Chairman of the Board, if there be such an officer, will have the following powers and duties:

(a)	He or she will preside at all shareholders’ meetings;

(b)	He or she will preside at all meeting of the Board of Directors; and

(c)	He or she will be a member of the executive committee, if any.

Section 4.08 President. The President will have the following powers and duties:

(a)

If no Chief Executive Officer has been appointed, he or she will be the chief executive officer of the corporation, and, subject to the direction of the Board of Directors, will have general charge of the business, affairs, and property of the corporation and general supervision over its officers, employees, and agents;

(b)	If no Chairman of the Board has been chosen, or if such officer is absent or disabled, he or she will preside at meetings of the shareholders and Board of Directors;

(c)	He or she will be a member of the executive committee, if any;

(d)	He or she will be empowered to sign certificated representing shares of the corporation, the issuance of which will have been authorized by the Board of Directors; and

(e)

He or she will have all power and will perform all duties normally incident to the office of a President of a corporation, and will exercise such other powers and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4.09 Vice Presidents. The Board of Directors may, from time to time, designate and elect one or more Vice Presidents, one of whom may be designated to serve as executive Vice President. Each Vice President will have such powers and perform such duties as from time to time may be assigned to him or her by the Board of Directors or the President. At the request or in the absence or disability of the President, the Executive Vice President or, in the absence or disability of the Executive Vice President, the Vice President designated by the Board of Directors or (in the absence of such designation by the Board of Directors) by the President, the Senior Vice President, may perform all the duties of the President, and when so acting, will have all the powers of, and be subject to all the restriction upon, the President.

Section 4.10 Secretary. The Secretary will have the following powers and duties:

(a)	He or she will keep or cause to be kept a record of all of the proceeding of the meetings of the shareholders and of the Board of Directors in books provided for that purpose;

(b)	He or she will cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by statute;

(c)

He or she will be the custodian of the records and of the seal of the corporation, and will cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the corporation prior to the issuance thereof and to all instruments, the execution of which on behalf of the corporation under its seal will have been duly authorized in accordance with these By-Laws, and when so affixed, he or she may attest the same;

(d)	He or she will assume that the books, reports, statements, certificates, Articles of Incorporation, By-Laws and other documents and records required by statue are properly kept and filed;

(e)

He or she will have charge of the share books of the corporation and case the share transfer books to be kept in such manner as to show at any time the amount of the shares of the corporation of each class issued and outstanding, the manner in which and the time when such stock was paid for, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder and time when each became such holder or record; and he or she will exhibit at all reasonable times to any director, upon application, the original or duplicate share register. He or she will cause the share book referred to in Section 6.04 hereof to be kept and exhibited at the principal office of the corporation, or at such other place as the Board of Directors will determine, in the manner and for the purposes provided in such Section;

(f)	He or she will be empowered to sign certificates representing shares of the corporation, the issuance of which will have been authorized by the Board of Directors; and

(g)

He or she will perform in general all duties incident to the office of Secretary and such other duties as are given to him or her by these By-Laws or as from time to time may be assigned to him or her by the Board of Directors or the President.

Section 4.11 Treasurer. The Treasurer will have the following powers and duties:

(a)	He or she will have charge and supervision over and be responsible for the monies, securities, receipts, and disbursements of the corporation.

(b)

He or she will cause the monies and other valuable effects of the corporation to be deposited in the name and to the credit of the corporation in such banks or trust companies or with such banks or other depositories as will be selected in accordance with Section 5.03 hereof;

(c)

He or she will cause the monies of the corporation to be disbursed by checks or drafts signed as provided in Section 5.04 hereof drawn on the authorized depositories of the corporation, and cause to be taken and preserved property vouchers for all monies disbursed;

(d)

He or she will render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the corporation and of all of this transactions as Treasurer, and render a full financial report at the annual meeting of the shareholders, if called upon to do so;

(e)	He or she will cause to be kept correct books of account of all the business and transactions of the corporation and exhibit such books to any director on request during business hours;

(f)

He or she will be empowered from time to time to require all officers or agents of the corporation reports or statements given such information as he or she may desire with respect to any and all financial transactions of the corporation; and

(g)

He or she will perform in general all duties incident to the office of Treasurer and such other duties as are given to him or her by these By-Laws or as from time to time may be assigned to him or her by the Board of Directors or the President.

Section 4.12 Chief Executive Officer. The Board of Directors may employ and appoint a Chief Executive Officer who may, or may not, be one of the officers or directors of the corporation. The Chief Executive Officer, if any will have the following powers and duties:

(a)

He or she will be the Chief Executive Officer of the corporation and, subject to the directions of the Board of Directors, will have general charge of the business affairs and property of the corporation and general supervision over its officers, employees, and agents;

(b)	He or she will be charged with the exclusive management of the business of the corporation and of all of its dealings, but at all times subject to the control of the Board of Directors;

(c)

Subject to the approval of the Board of Directors or the executive committee, if any or will employee all employees of the corporation, or delegate such employment to subordinate officers, and will have authority to discharge any person so employed; and

(d)

He or she will make a report to the President and Directors as often as required, setting forth the results of the operations under his or her charge, together with suggestions looking toward improvement and betterment of the condition of the corporation, and will perform such other duties as the Board of Directors may require.

Section 4.13 Salaries. The salaries and other compensation of the officers of the corporation will be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 4.03 hereof. No officer will be prevented from receiving any such salary or compensation by reason of the fact that he or she is also a director of the corporation.

Section 4.14 Surety Bond. In case the Board of Directors will so require, any officer or agent of the corporation will execute to the corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his or her duties to the corporation, including responsibility for negligence and for the accounting of all property, monies, or securities of the corporation which may come into his or her hands.

Section 5.01 Execution of Instruments. Subject to any limitation contained in the Articles of Incorporation or these By-Laws, the President or Chief Executive Officer, if any, or any Vice President duly designated by the Board of Directors as a signatory, may, in the name and on behalf of the corporation, execute and deliver any contract or other instrument authorized in writing by the Board of Directors. The Board of Directors may, subject to any limitation contained in the Articles of Incorporation or in these By-Laws, authorize in writing any officer or agent to execute and deliver any contract or other instrument in the name and behalf of the corporation; any such authorization may be general or confined to specific instances.

Section 5.02 Loans. No loans or advances will be contracted on behalf of the corporation, no negotiable Paper or other evidence of its obligation under any loan or advance will be issued in its name, and no property of the corporation will be mortgaged, pledged, hypothecated, transferred, or conveyed as security for the payment of any loan, advance, indebtedness, or liability of the corporation, unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

Section 5.03 Deposits. All monies of the corporation not otherwise employed will be deposited from time to time to its credit in such banks and/or trust companies or with such bankers or other depositories as the Board of Directors may select, or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

Section 5.04 Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and, subject to the provisions of these By-Laws, evidences of indebtedness of the corporation, will be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories will be in such manner as the Board of Directors from time to time may determine.

Section 5.05 Bond and Debentures. Every bond or debenture issued by the corporation will be evidenced b y an appropriate instrument which will be signed by the President, or a Vice President duly authorized to so act by the Board of Directors, and by the Secretary and sealed with the seal of the corporation. The seal may be a facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation’s officers named thereon may be a facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, should cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as through the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 5.06 Sale, Transfer, Etc. of Securities. Sales transfers, endorsements, and assignments of stocks, bonds, and other securities owned by or standing in the name of the corporation, and the execution and delivery on behalf of the corporation of any and all instruments in writing incident to any such sale, transfer, endorsement, or assignment,. Will be affected by the President, or by any Vice President duly authorized to so act by the Board of Directors, together with the Secretary, or by any other officer or agent thereunto authorized by the Board of Directors.

Section 5.07 Proxies. Proxies to vote with respect to shares of other corporations owned by or standing in the name of the corporation will be executed and delivered on behalf of the corporation by the President, or any Vice President duly authorized by the Board of Directors, and the Secretary or Assistant Secretary of the corporation, or by any officer or agent thereunder authorized by the Board of Directors.

ARTICLE VI

CAPITAL SHARES

Section 6.01 Share Certificates. Every holder of shares in the corporation will be entitled to have a certificate, signed by the President or any Vice President and the Secretary or Assistant Secretary, and sealed with the seal (which May be a facsimile, engraved, or printed) of the corporation, certifying the number and kind, class or series of shares owned by him or her in the corporation; provided, however, that where such a certificate is countersigned by (a) a transfer agent or an assistant transfer agent, or (b) registered by a registrar, the signature of any such President, Vice President, Secretary, or Assistant Secretary may be a facsimile. In case any officer who will have signed, or whose facsimile signature or signatures will have been used on any such certificate, will cease to be such officer of the corporation, for any reason, before the delivery of such certificate by the corporation, such certificate may nevertheless be adopted by the corporation and be issued and delivered as though the person who signed it, or whose facsimile signature or signatures will have been used thereon, has not ceased to be such officers. Certificates representing shares of the corporation will be in such form as provided by the statues of the state of incorporation. There will be entered on the share books of the corporation at the time of issuance of each share, the number of the certificate issued, the name and address of the person owning the shares represented thereby, the number and kind, class or series of such shares, and the date of issuance thereof. Every certificate exchanged or returned to the corporation will be marked “Canceled” with the date of cancellation.

Section 6.02 Transfer of Shares. Transfers of shares of the corporation will be made on the books of the corporation by the holder of record thereof, or by his or her attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the corporation or any of its transfer agents, and on surrender of the certificate or certificates, properly endorsed or accompanied by proper instruments of transfer, representing such shares. Except as provided by law, the corporation and transfer agents and registrars, if any, will be entitled to treat the holder of record of any such stock as the absolute owner thereof for all purposes, and accordingly, will not be bound to recognize any legal, equitable, or other claim to or interest in such shares on the part of any other person whether or not it or they will have express or other notice thereof.

Section 6.03 Regulations. Subject to the provisions of this Article VI and of the Articles of Incorporation, the Board of Directors may make such rules and regulation as they deem expedient concerning the issuance, transfer, redemption, and registration of certificates for shares of the corporation.

Section 6.04 Maintenance of Stock Ledger at Principal Place of Business. A share book (or books where more than one kind, class, or series of stock is outstanding) will be kept at the principal place of business of the corporation, or at such other place as the Board of Directors will determine, containing the names, alphabetically arranged, or original shareholders of the corporation, their addresses, their interest, the amount paid on their shares, and all transfer thereof and the number and class of shares held by each. Such share books will at all reasonable hours be subject to inspection by persons entitled by law to inspect the same.

Section 6.05 Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the certificates representing shares of the corporation, and may require all such certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars. No certificate for shares will be valid until countersigned by a transfer agent, if at the date appearing thereon the corporation had a transfer agent for such shares, and until registered by a registrar, if at such the date the corporation had a registrar for such shares.

Section 6.06 Closing of Transfer Books and Fixing of Record Date.

(a)

The Board of Directors will have power to close the share books of the corporation for a period of not to exceed 10 days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date the allotment of rights, or capital shares will go into effect, or a date in connection with obtaining the consent of shareholders for any purpose.

(b)

In lieu of closing the share transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding 60 preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital shares will got into effect, or a date in connection with obtaining any such consent, as a record date for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent.

(c)

If the share transfer books will be closed or a record date set for the purpose of shareholders entitled to notice of or to vote at a meeting of shareholders, such books will be closed for, or such record date will be, at least 10 days immediately preceding such meeting.

Section 6.07 Lost or Destroyed Certificates. The corporation may issue a new certificate for shares of the corporation of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representatives, to give the corporation a bond in such form and amount as the Board of Directors may direct, and with such surety or sureties as may be satisfactory to the board, to indemnify the corporation and its transfer agents and registrars, if any, against any claims that may be made against the corporation and its or any such transfer agent or registrar on account of the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 6.08 No Limitation on Voting Rights; Limitation on Dissenter’s Rights. To the extent permissible under the applicable law of any jurisdiction to which the corporation may become subject by reason of the conduct of business, the ownership of assets, the residence of shareholders, the location of offices or facilities, or any other item, the corporation elects not to be governed by the provisions of any offices or facilities, or any other item, the corporation elects not to be governed by the provisions of any statue that (i) limits, restricts, modified, suspends, terminates, or otherwise affects the rights of any shareholder to cast one vote for each share of common stock registered in the name of such shareholder on the books of the corporation, without regard to whether such shares were acquired directly from the corporation or from any other person and without regard to whether such shareholder has the power to exercise or direct the exercise of voting power over any specific fraction of the shares of common stock of the corporation issued and outstanding or (ii) grants to any shareholder the right to have his or her stock redeemed or purchased by the corporation or any other shareholder on the acquisition by any person or group of persons of shares of the corporation. In particular, to the extent permitted under the laws of the state of incorporation, the corporation elects not to be governed by any such provision, including the provisions of the New York Control Share Acquisitions Act, Sections 78.378 to 78.3793, inclusive, of the New York Revised Statues, or any statue of similar effect or tenor.

ARTICLE VII

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

Section 7.01 How Constituted. The Board of Directors may designate an executive committee and such other committees as the Board of Directors may deem appropriate, each of which committees will consist of two or more directors. Members of the executive committee and of any such other committees will be designated annually at the annual meeting of the Board of Directors; provided, however, that at any time the Board of Directors may abolish or reconstitute the executive committee or any other committee. Each member of the executive committee and of any other committee will hold office until his or her resignation or removal in the manner provided in these By-Laws.

Section 7.02 Power. During the intervals between meetings of the Board of Directors, the executive committee will have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except for such powers as by law may not be delegated by the Board of Directors to an executive committee.

Section 7.03 Proceedings. The executive committee, and such other committees as may be designated hereunder by the Board of Directors, may fix its own presiding and recording officer or officers, and may meet at such place or places, at such time or times and on such notice (or without notice) as it will determine from time to time. It will keep a record of its proceedings and will report such proceedings to the Board of Directors at the meeting of the Board of Directors next following.

Section 7.04 Quorum and Manner of Acting. At all meetings of the executive committee, and of such other committees as may be determined hereunder by the Board of Directors, the presence of members constituting a majority of the total authorized membership of the committee will be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present will be the act of such committee. The members of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, will act only as a committee and the individual members thereof will have no powers as such.

Section 7.05 Resignations. Any member of the executive committee, and of such other committees as may be designated hereunder by the Board of Directors, may resign at any time by delivering a written resignation to either the President, the Secretary, or Assistant Secretary, or to the presiding officer of the committee of which he or she is a member, if any will have been appointed and will be in office. Unless otherwise specified herein, such resignation will take effect on delivery.

Section 7.06 Removal. The Board of Directors may at any time remove any member of the executive committee or of any other committee designated by it hereunder either for or without cause.

Section 7.07 Vacancies. If any vacancies will occur in the executive committee or of any other committee designated by the Board of Directors hereunder, by reason of disqualification, death, resignation, removal, or otherwise, the remaining members will, until the filling of such vacancy, constitute the then total authorized membership of the committee and, provided that two or more members are remaining, continue to act. Such vacancy may be filled at any meeting of the Board of Directors.

Section 7.08 Compensation. The Board of Directors may allow a fixed sum and expenses of attendance to any member of the executive committee, or of any other committee designated by it hereunder, who is not an active salaried employee of the corporation for attendance at each meeting of said committee.

ARTICLE VIII

INDEMNIFICATION, INSURANCE, AND

OFFICER AND DIRECTOR CONTRACTS

Section 8.01 Indemnification: Third Party Actions. The corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 8.02 Indemnification: Corporate Actions. The corporation will have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue, or matter as to which such a person will have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 8.03 Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he or she will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith. Any other indemnification under Sections 8.01 and 8.02 hereof, will be made by the corporation upon a determination that indemnification of the officer, director, employee, or assent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8.01 and 8.02 hereof. Such determination will be made either (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding; or (ii) by independent legal counsel on a written opinion; or (iii) by the shareholders by a majority vote of a quorum at any meeting duly called for such purpose.

Section 8.04 General Indemnification. The indemnification provided by this Section will not be deemed exclusive of any other indemnification granted under any provision of any statue, in the corporation’s Articles of Incorporation, these By-Laws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director, officer, employee, or agent, and will inure to the benefit of the heirs and legal representatives of such a person.

Section 8.05 Advances. Expenses incurred in defending a civil or cranial action, suit, or proceeding as contemplated in this Section may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon a majority vote of a quorum of the Board of Directors and upon receipt of any undertaking by or on behalf of the director, officers, employee, or agent to repay such amount or amounts unless if it is ultimately determined that he or she is the agent to indemnified by the corporation as authorized by this Section.

Section 8.06 Scope of Indemnification. The indemnification authorized by this Section will apply to all present and future directors, officers, employees, and agents of the corporation and will continue as to such persons who ceases to be directors, officers, employees, or agents of the corporation, and will inure to the benefit of the heirs, executors, and administrators of all such persons and will be in addition to all other indemnification permitted by law.

Section 8.07 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to him or her against any such liability and under the laws of the state of incorporation, as the same may hereafter be amended or modified.

ARTICLE IX

FISCAL YEAR

The fiscal year of the corporation will be fixed by resolution of the Board of Directors.

ARTICLE X

DIVIDENDS

The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and on the terms and conditions provided by the Articles of Incorporation and these By-Laws.

ARTICLE XI

AMENDMENTS

These By-Laws may be altered or repealed at any regular meeting of the stockholders or of the Board of Directors, or at any special meeting of the stockholders or Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting. These By-Laws will be subject to amendment, alteration, or repeal and new By-Laws may be made, except that:

(a)	No By-Laws adopted or amended by the shareholders will be altered or repealed by the Board of Directors.

(b)

No By-Laws will be adopted by the Board of Directors which will require more than a majority of the voting shares for a quorum at a meeting of shareholders, or more than a majority of the votes cast to constitute action, by the shareholders, except where higher percentages are required by law; provided, however, that (i) if any By-Law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there will be set forth in the notice of the next meeting of shareholders for the election of directors, the By-Laws so adopted, amended or repealed, together with a concise statement of the change made; and (ii) no amendment, alteration or repeal of this Article XI will be made except by the shareholders.

CERTIFICATE OF SECRETARY

The undersigned does hereby certify that he or she is the Secretary of NaturalNano, Inc., a corporation duly organized and existing under and by virtue of the laws of the State of New York; that the above and foregoing Amended and Restated By-Laws of said corporation were duly and regularly adopted as such by the Board of Directors of the Corporation by unanimous written consent of the Board of Directors, on the 7th day of October, 2008, and that the above and foregoing Amended and Restated By-Laws are now in full force and effect.

DATED THIS 8th day of October, 2008.

NATURALNANO, INC

/s/ Kent A. Tapper	, Secretary

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